EXHIBIT 11(a)

                              CONSENT OF KUTAK ROCK


     We consent to the reference in the Prospectus contained in this Post-Effective Amendment No. 1 to the Registration Statement to our opinion concerning the status of The Colorado Double Tax-Exempt Bond Fund, Inc. as a regulated investment company under the Internal Revenue Code of 1986, as amended, under the heading "Taxation of the Fund and Its Shareholders" and to the use of our name therein.

                           Very truly yours,


                                                /s/ Kutak Rock
                                                    ----------------------------
                                                    KUTAK ROCK

Denver, Colorado
April 30, 1998


                                     11(a)-1